UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013

VIACOM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On March 21, 2013, the Board of Directors (the “Board”) of Viacom Inc. (the “Company”) elected Cristiana Falcone Sorrell and Deborah Norville as members of the Board pursuant to the Company’s Amended and Restated Bylaws, in each case effective March 21, 2013, for a term of one year and until her successor is duly elected and qualified.  In connection with these elections, pursuant to the Company’s Amended and Restated Certificate of Incorporation, the Board determined to increase its size from eleven members to thirteen members.  Effective March 21, 2013, Ms. Falcone Sorrell will serve on the Board’s Audit Committee and Ms. Norville will serve on the Board’s Compensation Committee.  Ms. Falcone Sorrell and Ms. Norville will be compensated in accordance with the Company’s compensation program for outside directors, a summary of which is filed as Exhibit 10.1 hereto and incorporated by reference herein in its entirety.

Neither Ms. Falcone Sorrell nor Ms. Norville was selected as a director pursuant to an arrangement or understanding with any other person.

Ms. Falcone Sorrell’s husband, Martin Sorrell, is Group chief executive of WPP.  WPP, through its operating subsidiaries, is one of the world’s largest communications services companies.  Viacom and its subsidiaries, in the ordinary course of business, engage in a significant amount of advertising business with WPP’s operating subsidiaries.

A copy of the press release announcing the elections of Ms. Falcone Sorrell and Ms. Norville to the Board is filed as Exhibit 99 hereto and incorporated by reference herein in its entirety.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final results of voting on each of the items presented at the Company’s Annual Meeting of Stockholders held on March 21, 2013, as certified by the Company’s independent inspector of election, are set forth below.  Each of items 1 and 2 received the affirmative vote of the holders of a majority of the aggregate voting power of the Viacom Class A Common Stock on the Company’s record date, present in person or by proxy at the Annual Meeting, and was therefore approved pursuant to the Company’s Amended and Restated Bylaws.  A total of 50,413,518 shares of Class A Common Stock, representing approximately 98.6% of the Class A shares outstanding, were represented at the meeting.

1.	Election of Directors:
		For	Withheld	Broker Non-Votes
	George S. Abrams	48,794,264	95,273	1,523,981
	Philippe P. Dauman	48,822,404	67,133	1,523,981
	Thomas E. Dooley	48,809,501	80,036	1,523,981
	Alan C. Greenberg	47,718,823	1,170,714	1,523,981
	Robert K. Kraft	48,840,473	49,064	1,523,981
	Blythe J. McGarvie	48,424,061	465,476	1,523,981
	Charles E. Phillips, Jr.	48,423,969	465,568	1,523,981
	Shari Redstone	48,793,999	95,538	1,523,981
	Sumner M. Redstone	48,797,467	92,070	1,523,981
	Frederic V. Salerno	47,119,432	1,770,105	1,523,981
	William Schwartz	48,421,999	467,538	1,523,981

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent auditor for fiscal year 2013:

	For	Against	Abstentions
	50,354,361	38,854	20,303

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

       (d)           Exhibits.  The following exhibits are filed as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

10.1	Summary of Viacom Inc. Compensation for Outside Directors.

99	Press release dated March 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

Date:  March 27, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Summary of Viacom Inc. Compensation for Outside Directors.

99	Press release dated March 21, 2013.